UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2016

BANC OF CALIFORNIA, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35522	04-3639825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18500 Von Karman Avenue, Suite 1100, Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 361-2262

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 16, 2016, Banc of California, Inc. (the “Company”) issued a press release announcing that it has delayed the filing of its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2016 (the “Quarterly Report”) beyond the November 14, 2016 extended filing due date. As previously disclosed by the Company in its Form 12b-25 filed with the Securities and Exchange Commission (the “SEC”) on November 10, 2016, the Company is delaying the filing of the Quarterly Report at this time to allow for completion of a review into certain purported improper relationships and related party transactions and related matters. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

As a result of the filing delay, the Company received a letter from the New York Stock Exchange (the “NYSE”) notifying the Company that it was not currently in compliance with the NYSE’s continued listing requirements under the timely filing criteria set forth in Section 802.01E of the NYSE Listed Company Manual. Such notices are routinely issued by the NYSE in situations when there are late filings with the SEC. Under the NYSE Listed Company Manual, the Company will have six months, from November 14, 2016, to file the Quarterly Report with the SEC. The Company can regain compliance with the NYSE listing standards at any time during this six-month period once it files the Quarterly Report with the SEC. If the Company fails to file the Quarterly Report within such six-month period, the NYSE may grant, in its discretion, a further extension of up to an additional six months depending on specific circumstances as outlined in the rule.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 15, 2016, the Board of Directors (the “Board”) of the Company approved Amendment No. 2 to the Company’s Fourth Amended and Restated Bylaws (the “Bylaw Amendment”), effective immediately. The Bylaw Amendment extends the period of time by 30 days that stockholders may submit proposals to be presented in connection with the 2017 annual meeting of stockholders of the Company, including any nomination or proposal relating to the nomination of a director to be elected to the Board.

A copy of the Bylaw Amendment is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference. The foregoing description of the Bylaw Amendment does not purport to be complete and is qualified in its entirety by reference to the Bylaw Amendment.

Item 8.01	Other Events.

On November 15, 2016, the Board also declared a quarterly dividend per depository share on its Series C, D and E Preferred Stock in the amounts of $0.50, $0.460938 and $0.4375, respectively. The dividends will be payable on December 15, 2016 to record holders as of December 1, 2016 of depositary shares relating to the underlying Series C, Series D and Series E Preferred Stock of the Company.

A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The exhibits listed on the Exhibit Index accompanying this Current Report on Form 8-K are filed herewith and incorporated by reference herein.

Forward-Looking Statements

The Company’s statements herein and in documents referenced herein are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, and actual events may differ from those contemplated by these statements. These statements are subject to certain risks and uncertainties, including the results of the ongoing review described herein and the Company’s inability to complete the work required to file the Quarterly Report in the time frame that is currently anticipated. You should not place undue reliance on forward-looking statements and the Company undertakes no obligation to update any such statements to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANC OF CALIFORNIA, INC.

Date: November 16, 2016	By:	/s/ John C. Grosvenor
	Name:	John C. Grosvenor
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment No. 2 to the Fourth Amended and Restated Bylaws of Banc of California, Inc.

99.1	Press Release, issued November 16, 2016